Exhibit 10.8

SALES CONTRACT

(English Translation)

Contract No.:X00020070309GZJY

Date:      March9/2007

Signed at:  Hengrui

The Seller:Fuxin Hengrui Technology Co.LTD

The Buyer:Guangzhou Jingyao Glass Products Co.LTD

1、

Name of Commodity	Trade mark	Type	Specification	Rank	Unit	Unit Price (￥/case)	Total value	Time of delivery
Crystal float glass	Golden Elephant	4mm、5mm(300t)	Executed by order	Auto Grade	M2	165.00	￥24.75MM	Starting from March 17, 2008

2、Quality requirement technical standard：national GB11614-1999

3、Delivery at :Fuxin Hengrui Technology Co.LTD

4、Transportation: Marine

5、Destination: Guangzhou Huangpu Port, Transportation expense born by the Buyer

6、Packing terms: cooperation standard , no recycle for wood crates

7、Inspection standard and time limit for discrepancy claim: national standard, within seven days upon delivery

8、Requirement of delivery: delivery upon payment.

9、Method of dispute settlement:（1）Mutual negotiation.(2) By the court in the jurisdiction where the contract is signed.

10、Other terms: (1) When the transmittance rate is between 89% and 90%, the price will be RMB85.00 /case. (2) The quantity and price shall be negotiated separately for the crystal float glass of 3mm、6mm、8mm、10mm , The total amount is 150 thousand cases (exclude transition products).

11、This contract shall have four copies and become effective upon seal by both parties.

Signed by:
The Seller:	The Buyers:
Fuxin Hengrui Technology Co.LTD	Guangzhou Jingyao Glass Products Co.LTD
Adress:117-18 Chuangye Road Haizhou	Adtress:19 Beijiaochang Road Yuexiu District
District, Fuxin	Guangzhou City
Tel:0418-3995019 3987000	Tel:020-83277908
Fax:0418-3995050	Fax:
P.C.:123002	P.C.:
Bank: CIBC Shenyang Branch Bank	Bank: Agricultural Bank, Jinying Building Branch
Account No.:72210-1-01-826-000813-72	Account No.:44-037101040002902
Tax registration No.:210920740771337	Tax registration No.:440102778390484